EXHIBIT 5.1

January 9, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have acted as counsel to TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration of 1,995,833 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Securities Act of 1933 (the “Act”), all of which are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”) as described in Pre-Effective Amendment No. 1 to the Registration Statement of the Company on Form S-3, filed with the Securities and Exchange Commission on January 9, 2004 (herein referred to as the “Registration Statement.”).

In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/    Hughes & Luce, LLP